EXHIBIT 10.6

DMC GLOBAL INC.
2025 OMNIBUS INCENTIVE PLAN
RESTRICTED STOCK AWARD AGREEMENT
Notice of Restricted Stock Grant

DMC Global Inc. (the “Company”) grants to the Participant named below, in accordance with the terms of the DMC Global Inc. 2025 Omnibus Incentive Plan (the “Plan”) and the Restricted Stock Award Agreement attached hereto (such agreement, together with this Notice of Restricted Stock Grant, the “Agreement”), the following number of Shares of Restricted Stock (the “Restricted Stock”) on the terms set forth below and in the Agreement. All capitalized terms not defined herein or in the Agreement shall have the meanings given to such terms in the Plan.

PARTICIPANT: [●]

DATE OF GRANT: [●], 20[●]

TOTAL NUMBER OF
SHARES OF
RESTRICTED STOCK
GRANTED: [●]

PERIOD OF

RESTRICTION:
Subject to the Plan and the Agreement attached hereto, the Period of Restriction shall lapse, and the Restricted Stock shall vest and become free of the forfeiture and transfer restrictions contained in the Agreement based on the following: one-third of the Shares of Restricted Stock shall vest (and one-third of the restrictions shall lapse) on each of the first, second and third anniversaries of the Date of Grant (each, a “Vesting Date”) so long as Participant is in Continuous Service from the Date of Grant until each applicable Vesting Date (or as otherwise provided in the Plan or this Agreement).

The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Agreement attached hereto subject to all of the terms and provisions thereof. The Participant has reviewed the Plan, this Notice of Restricted Stock Grant, and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice of Restricted Stock Grant and fully understands all provisions hereof and of the Plan and the Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Notice of Restricted Stock Grant, and the Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT:	DMC GLOBAL INC.

By:	By:
Name:	Name:
Address:	Title:
Date:
Date:
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Restricted Stock Award Agreement

Section 1. Grant of Restricted Stock. The Company hereby grants to the Participant the Restricted Stock set forth in the Notice of Restricted Stock Grant, subject to the terms, definitions and provisions of the Plan and the Agreement. All terms, provisions, and conditions applicable to the Restricted Stock set forth in the Plan and not set forth in the Agreement are incorporated by reference. To the extent any provision of the Agreement is inconsistent with a provision of the Plan, the provisions of the Plan will govern. All capitalized terms that are used in the Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Section 2. Termination of Continuous Service.

(a) If the Participant’s Continuous Service as an Employee is terminated for any reason other than (i) death, (ii) Disability, (iii) termination by the Company and its Subsidiaries without Cause (as defined below) or (iv) termination by the Participant for Good Reason (as defined below), the Participant shall, for no consideration, forfeit to the Company the Shares of Restricted Stock to the extent such Shares are subject to a Period of Restriction at the time of such termination of Continuous Service. If the Participant’s Continuous Service as an Employee terminates due to the Participant’s death or Disability, or is terminated by the Company and its Subsidiaries without Cause or by the Participant for Good Reason, while Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse, and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein, on the date of the Participant’s termination of Continuous Service for such reason.

(b) For purposes of the Agreement, the term “Cause” shall have the meaning ascribed to such term in the Company’s Executive Severance Plan of February 26, 2025 (as may be modified or amended, the “Severance Plan”); provided, that if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Cause” shall have the same meaning as provided in the Plan. For clarity, the Committee has sole discretion under this Agreement to determine whether a Participant is a participant in and a party to an agreement under the Severance Plan.

(c) For purposes of the Agreement, the term “Good Reason” shall have the meaning ascribed to such term in any severance, employment or other similar plan, arrangement or agreement to which the Participant is a party or participant; provided, that if the Participant is not a participant in (or a party to an agreement under) such plan, arrangement or agreement at the time of the applicable termination of Continuous Service, then references to “Good Reason” in the Agreement shall be disregarded for all purposes hereof, and the Participant shall not be entitled to vesting of the Award in the event of termination of Continuous Service for any reason other than termination due to death, Disability or termination by the Company and its Subsidiaries without Cause.

Section 3. Effect of Change in Control.

(a)Notwithstanding the provisions of Section 2, in the event of a Change in Control (as defined below), if as of the date of the Change in Control the Shares of Restricted Stock are subject to a Period of Restriction, the Period of Restriction with respect to such Shares shall lapse and the Shares shall vest and become free of the forfeiture and transfer restrictions described herein unless the Restricted Stock is assumed or substituted by the continuing entity on substantially equivalent terms or with substantially equivalent economic benefits (as determined by the Committee prior to the Change in Control); provided, however, that in the event that the Participant’s Continuous Service is terminated (i) by the Company and its Subsidiaries without Cause or (ii) by the Participant for Good Reason, within twenty-four (24) months following consummation of the Change in Control, the Period of Restriction on the assumed or substituted award shall lapse (and vesting of the award shall accelerate) upon such termination.

(b)For purposes of the Agreement, the term “Change in Control” shall have the meaning ascribed to such term in the Severance Plan; provided, that if the Participant is not a participant in (and a party to an agreement under) the Severance Plan at the time of the applicable termination of Continuous Service, the term “Change in Control” shall have the same meaning as provided in the Plan.

Section 4. Non-Transferability of Restricted Stock. Except as otherwise provided in the Plan and this Agreement or as determined by the Committee, the Participant may not sell, transfer, pledge, assign, or otherwise alienate or hypothecate any Shares of Restricted Stock until the Period of Restriction set forth in the Notice of Restricted Stock Grant shall lapse.

Section 5. Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the Shares of Restricted Stock and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant or as otherwise provided in the Plan.

Section 6. Custody. As soon as practicable following the Date of Grant, the Shares of Restricted Stock shall be registered in the Participant’s name in certificate or book-entry form. If a certificate is issued, it shall bear an appropriate legend referring to the restrictions and it shall be held by the Company, or its agent, on behalf of the Participant until the Period of Restriction has lapsed. If the Shares are registered in book-entry form, the restrictions shall be placed on the book-entry registration. The Participant may be required to execute and return to the Company a blank stock power for each Restricted Stock certificate (or instruction letter, with respect to Shares registered in book-entry form), which will permit transfer to the Company, without further action, of all or any portion of the Restricted Stock that is forfeited in accordance with this Agreement.

Section 7. Voting Rights and Dividends. Except for the transfer restrictions, and subject to such other restrictions, if any, as determined by the Committee, the Participant shall have all other rights of a holder of Shares, including the right to receive dividends paid (whether in cash or property) with respect to the Restricted Stock and the right to vote (or to execute proxies for voting) such Shares. If any cash or non-cash dividends are declared and paid by the Company with respect to any such Shares, such dividends shall be subject to the same vesting and other restrictions as the Restricted Stock in respect of which the dividend was paid.

Section 8. Release of Restrictions. Upon the lapse of the Period of Restriction, the Shares of Restricted Stock will be released from the restrictions.

Section 9. Taxes. Pursuant to Section 16 of the Plan, the Committee shall have the power and the right to deduct or withhold, or require the Participant to remit to the Company in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Company to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Restricted Stock and delivery of the Shares or any other benefit, to satisfy such obligations. The
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Participant may elect to satisfy all or part of such withholding requirement by tendering previously-owned Shares (which are fully vested and not subject to any pledge or other security interest) or by having the Company withhold Shares having a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to but not exceeding (unless otherwise permitted by the Committee in a manner in accordance with Applicable Laws and applicable accounting principles) the amount of such obligations being satisfied, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. The Participant acknowledges that he or she is at all times solely responsible for paying any federal, state, foreign and/or local income or service tax due with respect to the Restricted Stock, and the Company shall not be liable for any interest or penalty that the Participant incurs by failing to make timely payments of tax or otherwise. The Company shall not have any obligation to indemnify or otherwise hold the Participant harmless from any or all such taxes. The Participant further acknowledges that the Company has made no warranties or representations to the Participant with respect to the tax consequences (including, but not limited to, income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Company or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon the grant or vesting of the Restricted Stock and/or the acquisition or disposition of the Shares and that he or she has been advised that he or she should consult with his or her own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Company has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

Section 10. Company Policies to Apply. The sale of any Shares received hereunder is subject to the Company’s policies regulating securities trading by employees, all relevant federal and state securities laws and the listing requirements of any stock exchange on which the Shares are then traded. In addition, as a condition to receiving the Restricted Stock, the Participant agrees that he or she shall abide by the Company’s Clawback Policy(ies), Stock Ownership and Equity Retention Policy(ies) and/or other policies adopted by the Company or an Affiliate, each as in effect from time to time and to the extent applicable to the Participant. Further, the Participant shall be subject to such compensation recovery, recoupment, forfeiture or other similar provisions as may apply under Applicable Laws. By participating in the Plan, the Participant is deemed to have consented to the provisions of the Plan, including but not limited to Section 24(p) thereof.

Section 11. Miscellaneous Provisions.

(a) Notice. Any notice required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided in writing to the Company.

(b) Securities Laws. Upon the acquisition of any Shares pursuant to settlement of Restricted Stock, the Participant shall make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

(c) Choice of Law. TO THE EXTENT NOT PREEMPTED BY FEDERAL LAW, THE PLAN AND THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND
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GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OR CHOICE OF LAW RULE OR PRINCIPLE THAT MIGHT OTHERWISE REFER CONSTRUCTION OR INTERPRETATION OF THE PLAN AND THIS AGREEMENT TO THE SUBSTANTIVE LAW OF ANOTHER JURISDICTION. ANY AND ALL DISPUTES BETWEEN A PARTICIPANT OR PERSON CLAIMING THROUGH HIM OR HER AND THE COMPANY OR ANY AFFILIATE RELATING TO THE PLAN OR AN AWARD SHALL BE BROUGHT ONLY IN THE STATE COURTS LOCATED IN DENVER, COLORADO, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF COLORADO, AS APPROPRIATE.

(d) Modification or Amendment. The Committee may amend, alter, suspend and/or terminate the Restricted Stock and this Agreement, prospectively or retroactively, but (except as otherwise provided in Sections 20(b) and (d) of the Plan) such amendment, alteration, suspension or termination shall not, without the written consent of the Participant, materially adversely affect the rights of the Participant with respect to the Restricted Stock. Notwithstanding the provisions of this Section 11(d), the Committee shall have unilateral authority to amend the Plan and this Agreement (without the Participant’s consent) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but in no way limited to federal securities laws).

(e) Severability. In the event any provision of this Agreement shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed and enforced as if such illegal or invalid provision had not been included.

(f) Counterparts. This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) References to Plan. All references to the Plan shall be deemed references to the Plan as may be amended and/or restated.

(h) Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

(i) Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or by the Company forthwith to the Board or the Committee. The resolution of such dispute by the Board or the Committee, as applicable, shall be final and binding on all persons.

(j) Electronic Delivery and Participation. The Company may, in its sole discretion, decide to deliver to and obtain the Participant’s acceptance of any documents related to the Restricted Stock by electronic means or request such Participant’s consent to participate in the Plan by electronic means.

(k) Effect of Certain Changes in Status. Notwithstanding the other terms of the Plan or this Agreement, the Committee has the sole discretion to determine at any time the effect, if any, of any changes in the Participant’s status as an Employee, including but not limited to a change from full-time to part-time, or vice versa, or other similar changes in the nature or scope of the Participant’s employment or service, on the Restricted Stock (including but not limited to modifying the vesting of the Restricted Stock).

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